Exhibit 10.1

ROLLOVER AGREEMENT

This ROLLOVER AGREEMENT (this “Agreement”), dated as of June 17, 2024, is entered into by and among (i) Veronica Holdings, LLC, a Delaware limited liability company (“Topco”), (ii) Vapotherm, Inc., a Delaware corporation (the “Company”), and (iii) the person identified on the signature page hereto as Holder (“Holder”).

RECITALS

WHEREAS, as of the date hereof, Holder owns the number of shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) set forth on Holder’s signature page hereto (the “Existing Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Topco, Veronica Intermediate Holdings, LLC, a Delaware limited liability company (“Parent”), and Veronica Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), are entering into that certain Agreement and Plan of Merger (as amended, modified or supplemented, from time to time, the “Merger Agreement”), pursuant to which, on the terms thereof and subject to the conditions therein, among other matters, Merger Sub shall merge with and into the Company, with the Company surviving such merger (the “Merger”) and, other than any Shares described in Section 2.1(b) of the Merger Agreement (including the Existing Shares and any other Rollover Shares) and any Dissenting Shares, all of the shares of Common Stock issued and outstanding and held by the stockholders of the Company as of immediately prior to the effectiveness of the Merger (the “Effective Time”) shall be converted into the right to receive $2.18 in cash (less applicable withholding) for each such share of Common Stock;

WHEREAS, on the terms and subject to the provisions hereof, Holder desires to, on the Closing Date but immediately prior to the Effective Time, contribute, transfer and assign to Topco all of the Rollover Shares in exchange for an aggregate number of Common Units in Topco (such Common Units, the “Exchange Units”) having the rights and privileges described on Exhibit A (the “Equity Term Sheet”) at a price per Exchange Unit equal to $2.18 (the “Rollover”);

WHEREAS, contemporaneously with the closing of the contribution and exchange of the Rollover Shares and the issuance of the Exchange Units to Holder pursuant to Section 2.1 (the “Rollover Closing”), Topco, Perceptive Advisors, LLC or its applicable Affiliates (collectively, “Perceptive”), SLR and certain other stockholders of the Company that are parties to Rollover Agreements shall enter into an amended and restated limited liability company agreement of Topco that is mutually agreeable to Topco, Perceptive and SLR (the “Topco A&R LLC Agreement”);

WHEREAS, contemporaneously with the Rollover Closing, Holder will deliver to Topco a duly executed joinder to the Topco A&R LLC Agreement, on the form that is provided to Holder by Topco prior to the Rollover Closing (the “Joinder”), and Holder agrees to be bound by the Topco A&R LLC Agreement and agrees that the Exchange Units issued to Holder will be bound by and subject to the terms of the Topco A&R LLC Agreement;

WHEREAS, for United States federal income tax purposes, it is intended that the Rollover, taken together with the other contributions to Topco contemporaneous therewith, will be treated as a transfer governed by Section 351 of the Code (as defined below) (the “Intended Tax Treatment”); and

WHEREAS, none of the Rollover Shares were acquired by Holder upon the exercise of an “incentive stock option” within the meaning of Section 422 of the Code where the exercise date of the incentive stock option was within 12 months prior to the Closing Date or the grant date was within 24 months prior to the Closing Date.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1.   Definitions. The following terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

1.1         “Code” means the Internal Revenue Code of 1986, as amended.

1.2        “Beneficial Ownership” means, with respect to any Person, that such Person is deemed to, directly or indirectly beneficially own securities within the meaning assigned to such term in Rule 13d-3 adopted by the Securities and Exchange Commission under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficial Ownership shall also include record ownership of securities. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meanings.

1.3        “Expiration Date” means the earliest to occur of (a) the mutual written agreement of Topco and Holder, (b) the consummation of the Closing in accordance with the Merger Agreement, and (c) the valid termination of the Merger Agreement pursuant to Article VII thereof.

1.4         “Rollover Shares” means the Existing Shares.

1.5        “Transfer” means, with respect to any Rollover Share, directly or indirectly, to: (a) sell, transfer, gift, bequeath, exchange, offer, assign, pledge, encumber, subject to a Lien, hypothecate or otherwise dispose of (by merger, consolidation, share exchange, statutory division, statutory conversion, statutory domestication, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), such Rollover Share, (b) to enter into any contract, option or other agreement, arrangement or understanding with respect to any transaction described in the immediately preceding clause (a) of this definition or (c) enter into any swap, hedge, derivative or other arrangement that transfers to another, in whole or in part, any of the economic consequences of Beneficial Ownership of such Rollover Share, whether settled by delivery of such Rollover Share, or other securities, in cash or otherwise; provided that, the following shall not be deemed a “Transfer”: (i) any exercise of stock options, derivatives or other similar equity securities in accordance with their terms, or (ii) sales, transfers or dispositions of Rollover Shares, or any derivatives, options or similar equity securities in accordance with their terms, in the case of the immediately preceding clause (ii), solely to cover any tax payments due or payable upon the vesting of any equity awards or grants or the exercise of any stock options, in each case, in accordance with their terms. The terms “Transferring”, “Transferee”, “Transferred” or similar words shall have correlative meanings to “Transfer.”

Section 2.   Rollover and Certain Agreements.

2.1       Rollover. On the terms and subject to the conditions set forth herein, (a) Holder agrees, at the Rollover Closing, to contribute, transfer and assign to Topco all of the Rollover Shares in exchange for the issuance of the Exchange Units by Topco to Holder, and at Topco’s written request, Holder shall execute and deliver to Topco all documents and instruments reasonably necessary to effect the Rollover in accordance with the terms hereof (including any certificate(s) representing such Rollover Shares accompanied by duly executed transfer powers in form and substance reasonably satisfactory to Topco), and (b) Topco agrees, at such time, to issue to Holder the Exchange Units, free and clear of all Liens (other than restrictions on transfer arising under the Securities Act or other applicable securities Laws or set forth in the Topco A&R LLC Agreement), in exchange for the contribution, transfer and assignment by Holder to Topco of the Rollover Shares, and shall execute and deliver to Holder all documents and instruments reasonably necessary to effect such issuance. The number of Exchange Units that will be issued by Topco to Holder at the Rollover Closing in respect of Holder’s Existing Shares is set forth opposite Holder’s name on Schedule A. For the avoidance of doubt and pursuant to Section 2.1(b) of the Merger Agreement, the Rollover Shares will not be converted into a right to receive a portion of the cash consideration payable to the stockholders of the Company pursuant to the Merger Agreement.

2.2       Rollover Closing. The consummation of the transactions contemplated hereby shall take place on the Closing Date immediately prior to the Effective Time, subject to the subsequent occurrence of the Closing (and, for avoidance of doubt, consummation of the Merger) in accordance with the Merger Agreement and subject to the satisfaction (or waiver by Topco) of the conditions to the Rollover Closing set forth in Section 2.3. For the avoidance of doubt, neither the contribution, transfer and assignment of the Rollover Shares in exchange for the issuance of Exchange Units contemplated by this Agreement shall occur if the Closing does not occur.

2.3         Rollover Closing Conditions (Topco). Topco’s obligation to issue the Exchange Units to Holder at the Rollover Closing pursuant to Section 2.1 is subject to the following conditions precedent:

(a)         Holder shall have complied in all material respects with its obligations hereunder that are to be performed by Holder on or prior to the Rollover Closing (including, for avoidance of doubt, the delivery of the Rollover Shares to Topco in accordance with Section 2.1);

(b)          the representations and warranties of Holder under Section 5 and Section 6 herein shall be true and correct in all material respects when made and on the Closing Date;

(c)          Holder shall have delivered to Topco a complete and duly executed Accredited Investor Questionnaire attached hereto as Exhibit B (the “Accredited Investor Questionnaire”);

(d)          if Holder is an individual and is married or has a domestic partner, deliver the Spousal Consent attached hereto as Exhibit C, duly executed by such Holder’s spouse or domestic partner;

(e)           Holder shall have delivered to Topco a duly executed Joinder to the Topco A&R LLC Agreement; and

(f)           Holder shall have delivered to Topco a complete and duly executed IRS Form W‑9 or IRS Form W-8BEN (or other appropriate IRS Form W-8), as applicable.

2.4        Voting. Prior to the Expiration Date and subject to the terms of this Agreement, Holder hereby agrees that at the Company Stockholder Meeting or any other annual or special meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, or in connection with any written consent of the Company’s stockholders and in any other circumstance upon which a vote, consent or approval of all or some of the stockholders of the Company is sought, in each case, with respect to which any of the matters described in subsections (a) through (d) of this Section 2.4 is to be considered, Holder shall (solely in its capacity as a stockholder of the Company), unless the Company Board and the Special Committee has made a Change of Board Recommendation in compliance with the terms of the Merger Agreement and such Change of Board Recommendation has not been rescinded or otherwise withdrawn in accordance with the provisions of the Merger Agreement, (i) appear at each such meeting or cause its representative(s) to appear at such meeting or otherwise cause the Rollover Shares outstanding as of the record date for determining stockholders entitled to vote at such meeting to be counted as present thereat for purposes of determining whether a quorum is present and respond to each request by the Company for written consent, if any, of any shares entitled to provide consent as of the record date for determining the stockholders of the Company entitled to act by consent and (ii) vote or cause to be voted, in person or by proxy, or duly execute and deliver or cause to be duly executed and delivered a written consent covering, all of the Rollover Shares (to the extent the Rollover Shares may vote on the matter in question) outstanding as of such record date:

(a)        in favor of the adoption and approval of the Merger Agreement and the Merger;

(b)       against any action, proposal, agreement or transaction (including any Acquisition Proposal) that would reasonably be expected, or the effect of which would reasonably be expected, to change in any manner the voting rights of any class of shares of the Company or materially impede, interfere with, delay, postpone, frustrate, discourage or adversely affect the timely consummation of the Contemplated Transactions, including the Closing and the Merger, or the performance by Holder of its obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, such as a scheme of arrangement, debt or equity financing, merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Merger); (ii) a sale, lease or transfer of a material amount of assets of the Company and its Subsidiaries, taken as a whole, or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (iii) an election of new members to the Company Board, other than nominees to the Company Board who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; or (iv) any material change in the present capitalization or dividend policy of the Company or any of its Subsidiaries or any amendment or other change to the Company’s or any of its Subsidiaries’ Organizational Documents;

(c)       against any action, proposal, transaction or agreement that would result in (i) a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Holder contained in this Agreement; or (ii) any of the conditions to the consummation of the Merger set forth in Article VI of the Merger Agreement not being fulfilled; and

(d)       in favor of any adjournment, recess, delay or postponement of the Company Stockholder Meeting as may be reasonably requested by the Company Board or the Special Committee in order to seek or obtain approval of the adoption of the Merger Agreement or any action, proposal, transaction or agreement necessary to consummate the Merger.

Any attempt by Holder to vote, or express consent or dissent with respect to (or otherwise to utilize the voting power of), any of the Rollover Shares in a manner that violates or breaches the terms of this Agreement shall be null and void ab initio.

2.5          Restrictions on Transfer.

(a)      Except as expressly provided for in Section 2.1 hereof, Holder hereby covenants and agrees that, prior to the Expiration Date, Holder shall not, directly or indirectly, (i) Transfer (or cause or permit the Transfer of), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any of the Rollover Shares or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any of the Rollover Shares, (ii) deposit any of the Rollover Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to the Rollover Shares that is inconsistent with Holder’s obligations under this Agreement, (iii) convert or exchange, or take any action which would, or would reasonably be expected to, result in the conversion or exchange, of any of the Rollover Shares, (iv) take any action that would, or would reasonably be expected to, (A) make any representation or warranty of Holder set forth in this Agreement materially untrue or materially incorrect, (B) have the effect of preventing, disabling, or materially delaying Holder from performing any of its obligations under this Agreement or (C) result in a breach of any covenant, agreement or obligation of Holder set forth in this Agreement, or (v) commit or agree to commit (in each case, in writing) to take any of the actions referred to in the immediately preceding clauses (i), (ii), (iii) or (iv). Any purported Transfer, act or omission in violation of this Section 2.5 shall be void ab initio and of no force or effect.

(b)       This Agreement and the obligations hereunder shall be binding upon any Person to which legal or Beneficial Ownership of the Rollover Shares or any interest therein or rights with respect thereto shall pass, whether by operation of Law or otherwise, including, Holder’s heirs, devisees, successors and assigns. Holder covenants and agrees that it will not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Rollover Shares, unless such Transfer is made in compliance with this Agreement. To the extent requested in writing by Topco, Holder shall promptly surrender the certificate or certificates, if any, representing any Rollover Shares Beneficially Owned by Holder so that the transfer agent for such Rollover Shares may affix thereto an appropriate legend referring to this Agreement and the restrictions on transfer and ownership hereunder. Holder acknowledges and agrees that, with respect to any Rollover Shares that are uncertificated, Holder has received all notices of the restrictions on transfer and ownership required by applicable Law.

2.6          Proxy.

(a)          Prior to the Expiration Date, Holder hereby (i) grants to, and appoints, Topco, and any person designated by Topco, and each of them individually, Holder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Holder, to vote all of the Rollover Shares or execute and deliver a consent or approval in respect of the Rollover Shares (or cause any vote or consent to be provided in respect to all of the Rollover Shares), in accordance with the terms of Section 2.4 hereof, solely with respect to matters set forth in Sections 2.4(a) – (e) hereof, and (ii) revokes any and all proxies heretofore given in respect of the Rollover Shares. For the avoidance of doubt, nothing herein shall restrict Holder from voting or granting consents or approvals in respect of the Rollover Shares for any matters other than those set forth in Sections 2.4(a) – (d) hereof.

(b)          The attorneys-in-fact and proxies named above are hereby authorized and empowered by Holder at any time after the date hereof and prior to the Expiration Date to act as Holder’s attorney-in-fact and proxy to vote the Rollover Shares, and to exercise all voting, consent and similar rights of Holder with respect to the Rollover Shares (including the power to execute and deliver written consents), solely with respect to matters set forth in Sections 2.4(a) – (d) hereof, at the Company Stockholder Meeting and any other annual or special meeting of stockholders and in every action by written consent in lieu of such a meeting in accordance with the terms of Section 2.4 hereof.

(c)        Holder hereby represents and warrants to Topco that any proxies heretofore given in respect of the Rollover Shares are not irrevocable and that any such proxies are hereby revoked, and Holder agrees to promptly notify Topco and the Company of such revocation. Holder hereby affirms that the proxy granted herein is given in connection with the execution of the Merger Agreement and that such proxy is given to secure the performance of the duties of Holder under this Agreement. Holder hereby further affirms that the proxy granted herein is coupled with an interest sufficient at law to support the creation of a proxy and power of attorney and may under no circumstances be revoked. Holder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof. Holder agrees to vote the Rollover Shares in accordance with Section 2.4 hereof, solely with respect to matters set forth in Sections 2.4(a) – (d) hereof. Notwithstanding anything to the contrary in this Agreement, the proxy and attorney-in-fact granted by Holder pursuant to this Section 2.6, and all other obligations and covenants of Holder set forth in this Section 2.6, shall be revocable by Holder upon the termination of the Merger Agreement pursuant to and in accordance with its terms.

2.7         Additional Agreements.

(a)         Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Rollover Shares or other securities or rights of the Company by Holder, (i) the type and number of Rollover Shares shall be adjusted appropriately, and (ii) this Agreement and the obligations of Holder hereunder shall automatically attach to any additional Rollover Shares or other securities or rights of the Company issued to or acquired by Holder.

(b)        Waiver of Appraisal and Dissenters’ Rights and Actions. Holder hereby irrevocably and unconditionally waives and agrees not to exercise, and covenants to cause its controlled Affiliates and Representatives to waive and not to exercise, in each case, to the fullest extent permissible under applicable Law, any rights of appraisal or rights to dissent from the Merger or any other similar rights that Holder may have (whether under any contract, pursuant to applicable Law or otherwise), including, without limitation, any rights arising under Section 262 of the DGCL; provided that nothing in this Section 2.7(b) shall restrict or prohibit Holder from asserting (x) its right to receive the Exchange Units in accordance with this Agreement, or (y) counterclaims or defenses in any Action or claim brought or asserted against it by Topco, Parent, Merger Sub, SLR, the Company or any of their respective Subsidiaries or Affiliates and each of their respective successors and assigns relating to this Agreement, the Merger Agreement or any of the other Transaction Documents, or from enforcing its rights under this Agreement.

(c)        Communications. Holder (i) hereby consents to and authorizes the publication and disclosure by Topco, Parent, Merger Sub, SLR, the Company and any of their respective Affiliates in any press release, Form 8-K, the Proxy Statement or the Schedule 13E-3 (including all documents and schedules filed with the SEC) or other disclosure document required under applicable Law in connection with the Merger Agreement or the other Transaction Documents or the Contemplated Transactions, its identity and ownership of any Rollover Shares, the nature of its covenants, agreements, obligations, commitments, arrangements and understandings pursuant to this Agreement and such other information reasonably required under applicable Law in connection with such publication or disclosure (“Stockholder Information”), (ii) hereby agrees to cooperate with Topco, Parent, Merger Sub, SLR, the Company and their respective Affiliates and Representatives in connection with such filings, including providing Stockholder Information reasonably requested by Topco, Parent, Merger Sub, SLR, the Company or any of their respective Affiliates and Representatives and necessary in connection with such filings, and (iii) hereby agrees as promptly as practicable to notify Topco of any required corrections with respect to any written information supplied by Holder upon becoming aware that any such Stockholder Information is or shall have become false or misleading. Topco shall provide Holder with reasonable advance notice of and opportunity to review and comment on such draft documentation (or excerpts thereof to the extent related to Holder and its Affiliates) and consider all reasonable comments of Holder proposed in good faith regarding disclosure solely related to Holder and its Affiliates (it being understood that Topco, Parent, Merger Sub, SLR, the Company and their respective Affiliates shall not be deemed to be Affiliates of Holder).

(d)        Bringdown Certificate. Holder hereby agrees to, on the Closing Date, upon the request of Topco, deliver to Topco a written certificate duly executed by Holder (or a duly authorized executive officer of Holder, if applicable) confirming and certifying that each of the representations and warranties of Holder set forth in Sections 5 and 6 hereof are true and correct in all respects; provided that Topco shall not make such request on more than one occasion.

(e)         Joinder. Contemporaneously with the Rollover Closing, Holder will deliver to Topco a duly executed Joinder. For the avoidance of doubt, Topco will not be obligated to issue the Exchange Units hereunder until Holder delivers a duly executed Joinder to Topco.

(f)        Confidentiality. Unless Holder is party to a comparable confidentiality or similar agreement with the Company, Holder agrees to, and agrees to cause its controlled Affiliates to, keep confidential all nonpublic information in their possession regarding the Company, Perceptive, SLR, Topco, Parent, Merger Sub or any of their respective Affiliates and representatives or regarding this Agreement, the Merger Agreement, the other Rollover Agreements and the other Transaction Documents and the transactions contemplated hereby and thereby (“Confidential Information”); provided, however, that such Persons shall not be required to maintain as confidential any Confidential Information that (a) becomes generally available to the public other than as a result of disclosure in violation of this Section 2.7(g) (i) by such Person or any of its Representatives or (ii) to the knowledge of such Person and its controlled Affiliates, by any other Person in violation of an obligation or duty of confidentiality, (b) is received by Holder or its controlled Affiliates after the date hereof from a third party who, to the knowledge of Holder or its applicable Affiliates, is not under an obligation of confidentiality or is not otherwise prohibited from transmitting such information by a contractual, legal or fiduciary obligation with the Company, Perceptive, SLR, Topco, Parent, Merger Sub or any of their respective Affiliates and representatives, (c) was or is independently developed by or on behalf of Holder or its controlled Affiliates without use of or reference to any Confidential Information, (d) such Person discloses in the ordinary course of Holder’s performance of its duties with the Company, Perceptive, SLR, Topco, Parent, Merger Sub or any of their respective Affiliates and representatives, or (e) such Person is required pursuant to the terms of a valid order issued, promulgated or entered by or with any Governmental Body of competent jurisdiction or pursuant to any other requirement of applicable Law (provided, that, with respect to this clause (e), such Person shall (A) to the extent legally permissible, prior to the disclosing of any Confidential Information, provide Topco with prompt notice of such order and provide reasonable assistance and cooperation (at Topco’s sole expense) with all reasonable efforts of Topco and/or its subsidiaries in obtaining a protective order or other remedy, (B) disclose such Confidential Information only to the extent required by such order and request confidential treatment thereof and (C) inform any such Governmental Body of the confidential nature of such Confidential Information). Notwithstanding the foregoing, (x) Holder and its controlled Affiliates and their respective Representatives may disclose any Confidential Information (1) to any regulatory agency, self-regulatory organization, governmental agency or examiner thereof in the course of any routine examinations, investigations, sweeps or inquiries, in each case, which does not specifically target the Company, Perceptive, SLR, Topco, Parent, Merger Sub or any of their respective Affiliates and representatives or the Confidential Information, or (2) if Holder is not a natural person, to its Affiliates, partners, investors, and its and their respective Representatives in connection with its normal informational or reporting activities, or (3) to comply with any obligations under any Organizational Documents or any other contract or arrangement with any limited partner, member or other equityholder of any fund managed, advised or controlled by Holder or any of its Affiliates or any of its or its Affiliates’ affiliated entities; provided, that, with respect to clauses (2) and (3) hereof, the recipients of such Confidential Information are subject to customary confidentiality and non-disclosure obligations, and (y) Holder and its controlled Affiliates may disclose Confidential Information as reasonably deemed necessary to enforce its rights and perform its obligations under this Agreement and/or any ancillary documents thereto.

(g)       Topco A&R LLC Agreement. Prior to the Expiration Date, Holder shall negotiate in good faith, and use reasonably best efforts and cooperate with Topco and SLR with respect to the finalization of the Topco A&R LLC Agreement in form and substance consistent with the terms set forth in the Equity Term Sheet.

2.8       Contributions; Transfer of Rollover Shares. Immediately following the Rollover Closing, Topco shall contribute, assign, transfer, convey and deliver to Parent all of Topco’s interest in the Rollover Shares, and Parent shall (and Topco shall cause Parent to) accept and assume such contribution, assignment, transfer, conveyance and delivery.

Section 3.   Representations and Warranties of Topco. Topco hereby represents and warrants to Holder as follows:

3.1       Organization. Topco is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Topco has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except to the extent that a failure of such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Topco’s ability to consummate the transactions contemplated herein.

3.2       Authority; Execution and Delivery. Topco has the requisite limited liability company or similar power and authority to execute and deliver this Agreement and any other agreements or instruments executed by it in connection herewith, perform its obligations herein and therein, and consummate the transactions contemplated hereby and thereby. Topco has duly executed and delivered this Agreement and any other agreements or instruments executed by it in connection herewith, and, assuming the execution and delivery by the other parties hereto and thereto, this Agreement and such other executed agreements or instruments are valid, legal and binding obligations of Topco, enforceable in accordance with their respective terms against Topco, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time may be in effect, and (b) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the preceding clauses (a) and (b), collectively, the “Enforceability Exceptions”).

3.3       Common Units Duly Authorized; Capitalization. All of the Exchange Units to be issued to Holder pursuant to this Agreement, if and when issued and delivered in accordance with the provisions of this Agreement, will be duly authorized and validly issued Common Units of Topco, free and clear of any Liens (other than restrictions on transfer under the Securities Act or other applicable securities Laws or any Liens set forth in the Topco A&R LLC Agreement).

3.4      No Conflicts; No Consents. The execution and delivery of this Agreement by Topco does not, and the consummation of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), (a) violate or conflict with or result in any default under any provision of the organizational documents of Topco or any of its subsidiaries, (b) violate any provision of any law, or any order, judgment or decree of any court or other governmental authority applicable to Topco or any of its subsidiaries or any of their respective assets or properties, or (c) violate or result in the cancellation, modification, revocation or suspension of any material license, franchise or permit held by Topco or any of its subsidiaries, unless, with respect to the foregoing clauses (b) and (c), such violation, cancellation, modification, revocation or suspension would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Topco’s ability to consummate the transactions contemplated herein.

3.5         Certain Tax Matters. Neither Topco nor any of its subsidiaries has taken any action that would reasonably be expected to preclude application of the Intended Tax Treatment.

Section 4.   Representations and Warranties of the Company. The Company hereby represents and warrants to Topco and Holder as follows:

4.1        Organization. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except to the extent that a failure of such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated herein.

4.2        Authority; Execution and Delivery. The Company has the requisite corporate power and authority to execute and deliver this Agreement and any other agreements or instruments executed by it in connection herewith, perform its obligations herein and therein, and consummate the transactions contemplated hereby and thereby. The Company has duly executed and delivered this Agreement and any other agreements or instruments executed by it in connection herewith, and, assuming the execution and delivery by the other parties hereto and thereto, this Agreement and such other executed agreements or instruments are valid, legal and binding obligations of the Company, enforceable in accordance with their respective terms against the Company, except as such enforceability may be limited by the Enforceability Exceptions.

4.3         No Conflicts; No Consents. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), (a) violate or conflict with or result in any default under any provision of the organizational documents of the Company or any of its subsidiaries, (b) violate any provision of any law, or any order, judgment or decree of any court or other governmental authority applicable to the Company or any of its subsidiaries or any of their respective assets or properties, or (c) violate or result in the cancellation, modification, revocation or suspension of any material license, franchise or permit held by the Company or any of its subsidiaries, unless, with respect to the foregoing clauses (b) and (c), such violation, cancellation, modification, revocation or suspension would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated herein.

Section 5.   Representations and Warranties of Holder. Holder hereby represents and warrants to Topco and the Company as of the date of this Agreement and as of the Rollover Closing as follows:

5.1       Residence; Organization; Good Standing. If Holder is a natural person, Holder’s signature page to this Agreement sets forth the country for which Holder is a citizen and the principal residence of Holder. In the event that Holder is not a natural person, Holder is a corporation, limited liability company or limited partnership duly incorporated, formed or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization. Holder has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except to the extent that a failure of such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Holder’s ability to consummate the transactions contemplated herein.

5.2        Ownership of the Rollover Shares. Holder is the sole record and beneficial owner of the Rollover Shares. Holder (or its nominee or custodian for the benefit of Holder) has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 2.6 and 2.7 herein and all other matters set forth in this Agreement, in each case with respect to all of the Rollover Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Except as permitted by this Agreement, the Rollover Shares and the certificates representing such Rollover Shares, if any, are now, and at all times prior to the Expiration Date will be, held by Holder, or by a nominee or custodian for the benefit of Holder, free and clear of any and all Liens, except for transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws.

5.3       Authority; Execution and Delivery. In the event that Holder is a natural person, Holder has full legal capacity to execute and deliver this Agreement and any other agreements or instruments executed by it in connection herewith, perform its obligations herein and therein, and consummate the transactions contemplated hereby and thereby. In the event that Holder is not a natural person, Holder has the requisite power and authority to execute and deliver this Agreement and any other agreements or instruments executed by it in connection herewith, perform its obligations herein and therein, and consummate the transactions contemplated hereby and thereby. Holder has duly executed and delivered this Agreement and any other agreements or instruments executed by it in connection herewith, and, assuming the execution and delivery by the other parties hereto and thereto, this Agreement and such other executed agreements or instruments are valid, legal and binding obligations of Holder, enforceable in accordance with their respective terms against Holder, except as such enforceability may be limited by the Enforceability Exceptions.

5.4       Holder Intent. Holder is acquiring the Exchange Units for Holder’s own account as principal, for investment purposes only, not for any other person or entity and not for the purposes of resale, distribution subdivision or fractionalization thereof in violation of the Securities Act or any other applicable securities laws, and Holder has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution, subdivision or fractionalization. Holder is not acquiring the Exchange Units from Topco in a fiduciary capacity.

5.5        Financial Status. Holder is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act and, immediately prior to the Rollover Closing, Holder will complete and deliver to Topco the Accredited Investor Questionnaire. Holder is able to bear the economic risk of an investment in the Exchange Units for an indefinite period of time, has adequate means of providing for its current financial needs and personal contingencies, understands that Holder may not be able to liquidate its investment in Topco in an emergency, if at all, and can afford a complete loss of the investment. Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Any amounts invested in Topco by Holder, are not and will not be directly or indirectly derived from activities that contravene federal, state or international anti-money laundering laws.

5.6       No Conflicts; No Consents. The execution and delivery of this Agreement by Holder does not, and the consummation of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), (a) in the event that Holder is not a natural person, violate or conflict with or result in any default under any provision of the organizational documents of Holder or any of its subsidiaries, (b) violate any provision of any law, or any order, judgment or decree of any court or other governmental authority applicable to Holder or, if Holder is not a natural person, any of its subsidiaries or any of their respective assets or properties, or (c) violate or result in the cancellation, modification, revocation or suspension of any material license, franchise or permit held by Holder or, if Holder is not a natural person, any of its subsidiaries, unless, with respect to the foregoing clauses (b) and (c), such violation, cancellation, modification, revocation or suspension would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Holder’s ability to consummate the transactions contemplated herein.

5.7       No Litigation. There is no Action pending or, to the knowledge of Holder, threatened against Holder at law or in equity before or by any Governmental Body that questions the Beneficial Ownership or record ownership of Holder’s Rollover Shares, the validity of this Agreement or the performance by Holder of its obligations under this Agreement or that would reasonably be expected to impair in any material respect the ability of Holder to perform its obligations hereunder or to consummate the transactions contemplated hereby. Holder is not subject to any injunction, writ, judgment, decree, determination, ruling or other order of any kind or nature by any Governmental Body that would reasonably be expected to impair in any material respect the ability of Holder to perform its obligations hereunder or consummate the transactions contemplated hereby.

5.8        No Other Representation. Holder acknowledges and agrees that Holder (a) has made its own independent review and investigation into and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of Topco and its subsidiaries, (b) has adequate access to such information, documents and other materials relating to Topco and its subsidiaries and their respective businesses and operations as it has deemed necessary to enable it to form such independent judgment, (c) has had such time as it deems necessary and appropriate to fully and completely review and analyze such information, documents and other materials and (d) has been provided an opportunity to ask questions of Topco with respect to such information, documents and other materials and has received satisfactory answers to such questions. Holder has received no other representations or warranties from Topco, the Company or any other person acting on behalf of Topco, the Company or any of their respective Affiliates, other than those contained in this Agreement and the Topco A&R LLC Agreement, and Holder disclaims reliance on any such other representations and warranties. Holder may have previously received presentations which include certain statements, estimates, targets and projections that reflect management’s assumptions concerning anticipated future performance of Topco, the Company or any of their respective subsidiaries. Holder understands and agrees that (i) such statements, estimates, targets and projections are based on significant assumptions and subjective judgments concerning anticipated results, which are inherently subject to risks, variability and contingencies, many of which are beyond the control of any such parties, and these assumptions and judgments may or may not prove to be correct and there can be no assurance that any projected results are attainable or will be realized, (ii) such statements, estimates, targets, projections or other forward-looking statements have been provided to assist in an evaluation of an investment in the Exchange Units, but are not to be viewed as factual and should not be relied upon as an accurate representation of future results, and (iii) actual results may differ materially from those in such statements, estimates, targets, projections or other forward-looking statements.

5.9         Certain Tax Matters. Holder has not taken any action and agrees not to take any action that would reasonably be expected to preclude application of the Intended Tax Treatment. The Holder is not and has not been a party to any binding agreement to, and does not have a current plan or intention to, sell, exchange or otherwise dispose of the Exchange Units.

Section 6.   Agreements and Acknowledgements of Holder. Holder hereby agrees and acknowledges to Topco as of the date of this Agreement and as of the Rollover Closing as follows:

6.1         No Registration. Holder understands and agrees that the Exchange Units are being acquired by Holder in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom, and that Topco is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understanding set forth in this Agreement to determine the applicability of such exemptions and the suitability of Holder to acquire the Exchange Units. Holder understands that the Exchange Units have not been, and will not be, approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to Holder by Topco or the Company. No federal or state governmental agency has passed on or made any recommendation or endorsement of the Exchange Units or an investment in Topco.

6.2        Limitations on Disposition and Resale. Holder understands and acknowledges that the Exchange Units (and any other equity interests in Topco) have not been and will not be registered under the Securities Act, or the securities laws of any state and, unless the Exchange Units (or any such other equity interests in Topco) are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction. Holder recognizes that there will not be any public trading market for the Exchange Units, and as a result, Holder may be unable to sell or dispose of its, his or her interest in Topco or liquidate its investment in Topco. Holder represents and warrants further that it has no contract, understanding, agreement or arrangement with any Person to offer, sell, transfer or otherwise dispose of any of the Exchange Units (in whole or in part) and Holder represents and warrants that it has no present plans to enter into any such contract, undertaking, agreement or arrangement. Holder understands that any certificate representing the Exchange Units will bear legends restricting the transfer thereof. Holder agrees not to engage in any hedging transactions with regard to the Exchange Units unless in compliance with the Securities Act.

6.3          Sole Consideration. Holder acknowledges and agrees that the Exchange Units shall constitute the sole consideration that Holder is entitled to receive in exchange for the contribution of the Rollover Shares to Topco pursuant to this Agreement.

6.4         No Fiduciary Duties. Holder understands and acknowledges that applicable Delaware law permits the members of a Delaware limited liability company to modify and even eliminate fiduciary duties of members and managers (i.e., directors or officers) of Topco and that the Topco A&R LLC Agreement will modify or, in certain cases, eliminate fiduciary duties of the members and managers (i.e., directors or officers) of Topco. Holder hereby releases, discharges and acquits the members and managers (i.e., directors or officers) of Topco from any claims based on fiduciary duties imposed by applicable law or equity unless and to the extent set forth in the Topco A&R LLC Agreement. In particular, and without limiting the foregoing, Holder, for itself and on behalf of its predecessors-in-interest and successors-in-interest, if applicable, acknowledges that the foregoing released claims include claims which it does not know or suspect exist, and hereby waives all rights which may exist under California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

6.5        Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other similar fee or commission in connection with this Agreement, the Transaction Documents, the Merger or any of the other Contemplated Transactions based upon arrangements made or entered into by or on behalf of Holder.

6.6           Receipt; Reliance. Holder has received and reviewed a copy of the Merger Agreement. Holder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Holder’s execution, delivery and performance of this Agreement and the representations, warranties, covenants, obligations and other agreements of Holder contained herein.

6.7       Independent Investigation. Holder recognizes that the investment in Topco is speculative and involves a high degree of risk. Holder acknowledges and agrees that none of Topco, the Company or any of their respective Affiliates or Representatives is advising Holder as to any tax, legal, investment, accounting or regulatory matters in any jurisdiction, none of Topco, the Company or any of their respective Affiliates or Representatives shall have any responsibility or liability to Holder with respect thereto and none of Topco, the Company or any of their respective Affiliates or Representatives is making any representation or warranty as to the tax treatment of the Rollover Shares contemplated hereby. Holder acknowledges and agrees that it has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of Topco, the Company or any of their respective Affiliates or Representatives shall have responsibility or liability to Holder with respect thereto. Holder has had an opportunity (a) to question, and to receive information from Topco concerning Topco and its Subsidiaries and Holder’s direct or indirect, as applicable, investment in Topco and (b) to obtain any and all additional information necessary to verify the accuracy of any information which Holder deems relevant to make an informed investment decision as to the acquisition of the Exchange Units. Holder and its advisers have also been provided an opportunity to review and ask questions about the Topco A&R LLC Agreement.

Section 7.   Marital Status. Holder hereby represents and warrants to Topco that he or she is not married and does not have a common law spouse or domestic partner as of the date hereof or at the Rollover Closing unless otherwise indicated on the Spousal Consent.

Section 8.   Governing Law.

8.1         This Agreement will be governed by, and construed in accordance with, and all disputes arising out of or in connection with this Agreement shall be resolved under, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.2         Each of the parties hereto hereby (a) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery lacks subject matter jurisdiction, the state or federal courts in the State of Delaware, in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated hereby, in any court other than the Court of Chancery of the State of Delaware or, if such Court of Chancery lacks subject matter jurisdiction, the state or federal courts in the State of Delaware; provided that each of the parties has the right to bring any action or proceeding for enforcement of a judgment entered by the aforementioned courts in any other court or jurisdiction.

8.3        Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 8.1 in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 11. However, the foregoing will not limit the right of a party hereto to effect service of process on the other party by any other legally available method

Section 9.  WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

Section 10.  Specific Performance. Holder agrees that irreparable damage (for which monetary relief, even if available, would not be an adequate remedy) would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (a) Topco and the Company shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by Holder hereto and to seek to enforce specifically the terms and provisions hereof against Holder in any court of competent jurisdiction without proof of damages or otherwise, and (b) the right of Topco and the Company to seek specific performance and other equitable relief is an integral part of the transaction and without that right, none of Topco or the Company would have entered into this Agreement. Holder hereby (i) waives any defense that a remedy at Law would be adequate, (ii) waives any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief, and (iii) agrees not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties hereto otherwise have an adequate remedy at Law.

Section 11.  Notices. All notices and other communications hereunder shall be deemed delivered and effective (a) when given personally, (b) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (c) when sent via email (provided that no “bounce back” or other notice of non-delivery is generated), or (d) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the other parties hereto, as the case may be, in writing by the applicable party hereto from time to time in accordance with the provisions of this Section 11:

(a)         All notices to Topco shall be addressed as follows until Holder and the Company receive notice of a change of address in connection with a transfer or otherwise:

c/o Perceptive Advisors, LLC
51 Astor Place, 10th Floor
New York, NY 10003
Attention:         James Mannix, COO
Email:               james@perceptivelife.com

with a copy (which shall not constitute notice) to:

Cooley LLP
500 Boylston Street, 14th Floor
Boston, MA 02116-3736
Attention:         Eric Blanchard; Amelia Runyan Davis
Email:               eblanchard@cooley.com; arunyandavis@cooley.com

(b)         All notices to the Company shall be addressed as follows until Topco and Holder receive notice of a change of address in connection with a transfer or otherwise:

c/o Vapotherm, Inc.
100 Domain Drive
Exeter, New Hampshire 03833
Attention:         Joseph Army, CEO
Email:                JArmy@vtherm.com

with copies (which shall not constitute notice) to:

Vapotherm, Inc.
100 Domain Drive
Exeter, New Hampshire 03833
Attention:         James Lightman; John Landry
Email:                JLightman@vtherm.com; Jlandry@vtherm.com

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:         Paul Kinsella; Sarah Young
Email:               paul.kinsella@ropesgray.com; sarah.young@ropesgray.com

(c)         Notice to Holder shall be addressed to the address set forth on Holder’s signature page hereto until Topco and the Company receive notice of a change in address.

Section 12. Waiver. This Agreement and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party hereto against which enforcement of such change, waiver, discharge or termination is sought.

Section 13. Amendment. This Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by Topco; provided, however, any material amendment, modification, waiver or termination to the economic terms of the transactions contemplated under this Agreement relative to the other holders of Rollover Shares shall require the prior written consent of Holder.

Section 14. Assignment. No party hereto shall have the right or the power to assign or delegate any provision of this Agreement except with the prior written consent of the other parties hereto. Except as provided in the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors, assigns, executors and administrators.

Section 15. Binding Effect; No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns, except as otherwise set forth herein.

Section 16. Counterparts. This Agreement may be executed in counterparts, including by facsimile or other means of electronic transmission (such as DocuSign, by electronic mail in “.pdf” form), each of which shall be deemed an original and all of which taken together, shall constitute one and the same document.

Section 17. Headings; Interpretive Matters. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning or interpretation of any provision of this Agreement. Any reference to $ shall mean U.S. dollars, which is the currency used for all purposes in this Agreement. Any reference to the singular or to “him”, “her”, “it”, “itself”, or other like references, and references in the plural or the neuter, feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the neuter, masculine or feminine reference, as the case may be. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” that are used in this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement. Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

Section 18. Expenses. Except as otherwise provided herein, Holder agrees to pay any and all costs and expenses (including legal fees, costs and disbursements) incurred by Holder or any of its Affiliates in connection with this Agreement and the transactions contemplated hereby.

Section 19. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Topco or any of its Subsidiaries or Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Rollover Shares, in each case, prior to the Rollover Closing. Prior to the Rollover Closing, all ownership and economic benefits of and relating to the Rollover Shares shall remain vested in and belong to Holder.

Section 20. Severability. If any provision of this Agreement, or the application thereof to any party hereto or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other parties hereto or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

Section 21. Entire Agreement. This Agreement and the other Transaction Documents and the schedules and exhibits and other documents delivered by the parties hereto and thereto in connection herewith and therewith, contain the complete agreement among the parties hereto and thereto with respect to the transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect hereto.

Section 22. Non-Recourse. Notwithstanding anything herein to the contrary, solely with respect to Topco, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or to the extent related to this Agreement may only be brought against Topco and its successors and assigns. Except as set forth in the immediately preceding sentence, no past, present or future director, officer, manager, employee, incorporator, member, partner, stockholder, equityholder, controlling Person, Affiliate, agent, attorney, advisor or representative of Topco, and no past, present or future director, officer, manager, employee, incorporator, member, partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, advisor or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of Holder under this Agreement (whether in tort, contract or otherwise). The parties hereto acknowledge and agree that the Non-Recourse Parties are express third party beneficiaries of this Section 22, each of whom may enforce the provisions of this Section 22.

Section 23. Termination of Agreement. Holder’s obligation to acquire the Exchange Units, and Topco’s obligation to issue the Exchange Units to Holder, are subject to the subsequent consummation of the Merger. This Agreement and all rights and obligations of the parties hereto hereunder, including the proxy, shall commence on the date hereof and shall terminate upon the earliest to occur of (a) the mutual written agreement of Topco and Holder, and (b) the valid termination of the Merger Agreement pursuant to Article VII thereof; provided that, (i) nothing herein shall relieve any party hereto from liability for any intentional breach of this Agreement prior to such termination of this Agreement, and (ii) Section 8 through Section 22 hereof, which provisions and any claims or Actions in respect of the matters described in clause (i) of this proviso shall survive any termination of this Agreement.

Section 24. Intended Tax Treatment. Topco agrees to, and to cause its Affiliates to, use commercially reasonable efforts to take such actions (or not to take such actions) as may be necessary, in Topco’s good faith judgment, to achieve and to preserve the Intended U.S. Tax Treatment.

Section 25.     Tax Reporting. Topco, the Company and Holder will not, and Topco and the Company will cause their respective Affiliates not to, take any position on any federal income Tax Return, or take any other reporting position (including on or with respect to any financial statements), that is inconsistent with the Intended U.S. Tax Treatment, unless otherwise required by a “final determination” (as defined in Section 1313(a)(1) of the Code or any similar provision of foreign, state or local law, as appropriate).

Section 26.      Further Assurances. Holder will take such further actions as may be reasonably necessary to implement the transactions contemplated by this Agreement as requested by Topco. In furtherance of the foregoing, Holder agrees to execute any further instruments and take further action as Topco requests to effect the purposes of this Agreement.

Section 27.     Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 28.      No Limitation. Nothing in this Agreement shall be construed to prohibit Holder from taking any action (or failing to take any action) solely in Holder’s capacity as an officer or member of the Company Board or the Special Committee (including with respect to any Acquisition Proposal in accordance with the Merger Agreement). Holder is signing this Agreement solely in Holder’s capacity as the Beneficial Owner of (and/or authorized power of attorney in respect of) the Existing Shares listed in Schedule A hereto, and not in any other capacity, and this Agreement shall not limit or otherwise affect the actions (or failure to take any actions) of Holder or any director, employee or designee of Holder or any of its Affiliates, in each case solely in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have hereby executed this Agreement as of the date first above written.

TOPCO:

VERONICA HOLDINGS, LLC

By:
Name:
Title:

COMPANY:

VAPOTHERM, INC.

By:
Name:
Title:

HOLDER:

By:

Name:

Rollover Shares:

Address of Holder:

Email Address of Holder:

Holder’s Country of Citizenship:

Schedule A

Holder; Rollover Shares

Holder	Rollover Shares	Exchange Common Units

Existing Shares:

Existing Shares:

Existing Shares:

Existing Shares:

Existing Shares: